Exhibit 99.1

Financial Contact:     Mimi E. Vaughn (615) 367-7386
Media Contact:    Claire S. McCall (615) 367-8283

GENESCO REPORTS SECOND QUARTER FISCAL 2016 RESULTS

NASHVILLE, Tenn., Sept. 3, 2015 --- Genesco Inc. (NYSE:GCO) today reported earnings from continuing operations for the second quarter ended August 1, 2015, of $7.6 million, or $0.32 per diluted share, compared to earnings from continuing operations of $4.8 million, or $0.20 per diluted share, for the second quarter ended August 2, 2014. Fiscal 2016 second quarter results reflect pretax items of $1.8 million, or $0.04 per share after tax, including $0.6 million of expenses related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited, which are required to be expensed as compensation because the payment is contingent upon the payees’ continued employment; and $1.2 million for asset impairment charges and network intrusion expenses. Fiscal 2015 second quarter results reflected pretax items of $3.6 million, or $0.14 per share after tax, including $2.2 million of expenses related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited and $1.4 million in network intrusion expenses, asset impairment charges and other legal matters.

Adjusted for the items described above in both periods, earnings from continuing operations were $8.5 million, or $0.36 per diluted share, for the second quarter of Fiscal 2016, compared to $8.0 million, or $0.34 per diluted share, for the second quarter of Fiscal 2015. For consistency with Fiscal 2016's previously announced earnings expectations and with previously reported adjusted results for the prior year period, the Company believes that the disclosure of the results from continuing operations adjusted for these items will be useful to investors. A reconciliation of earnings and earnings per share from continuing operations in accordance with U.S. Generally Accepted Accounting Principles with the adjusted earnings and earnings per share numbers presented in this paragraph is set forth on Schedule B to this press release.

Net sales for the second quarter of Fiscal 2016 increased 7% to $656 million from $615 million in the second quarter of Fiscal 2015. Comparable sales in the second quarter of 2016 increased 7% for the Company, with a 4% increase in the Journeys Group, an 8% increase in the Lids Sports Group, an 8% increase in the Schuh Group, and a 10% increase in the Johnston & Murphy Group. Comparable sales for the Company reflected a 5% increase in same store sales and a 26% increase in e-commerce sales.

“The second quarter saw strong comparable sales growth despite the later start to the back-to-school selling season,” said Robert J. Dennis, chairman, president and chief executive officer of Genesco. “Our top-line performance helped offset expected gross margin pressure from our continued efforts to right size the Lids Sports Group’s inventory levels.

“The third quarter is off to a strong start in spite of a later Labor Day, aided by the ramp up in the start of school in many areas of the country and the corresponding tax free shopping periods. Comparable sales for the month of August increased 6%.

    “Based on our second quarter results and start to the third quarter balanced with some uncertainty around the extent of gross margin pressure that will be necessary to complete the right-sizing of the Lids Sports Group’s inventory, we are reiterating our outlook for Fiscal 2016, which calls for adjusted earnings per share in the range of $4.70 to $4.80. Consistent with previous guidance, these expectations do not include expected non-cash asset impairments and other charges, estimated in the range of $8.1 million to $8.6 million pretax, or $0.22 to $0.23 per share after tax, for the full fiscal year. These expectations also do not reflect expenses related to Schuh deferred purchase price payments as described above, which are

Exhibit 99.1

$1.5 million, or $0.06 per diluted share, for the full year. This guidance assumes comparable sales increases in the 4% to 5% range for the full year." A reconciliation of the adjusted financial measures cited in the guidance to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.

Conference Call and Management Commentary

The Company has posted detailed financial commentary in writing on its website, www.genesco.com, in the investor relations section. The Company's live conference call on September 3, 2015 at 7:30 a.m. (Central time), may be accessed through the Company's internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

Cautionary Note Concerning Forward-Looking Statements

This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, including the timing, costs and effectiveness of our initiatives to improve performance in the Lids Sports Group; the timing and amount of non-cash asset impairments related to retail store fixed assets or to intangible assets of acquired businesses; the effectiveness of our omnichannel initiatives; weakness in the consumer economy; competition in the Company's markets; inability of customers to obtain credit; fashion trends that affect the sales or product margins of the Company's retail product offerings; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons; and the performance of athletic teams, the participants in major sporting events such as the Super Bowl and World Series, developments with respect to certain individual athletes, and other sports-related events or changes that may affect period-to-period comparisons in the Company’s Lids Sports Group retail business. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and control occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences; unexpected changes to the market for the Company's shares; variations from expected pension-related charges caused by conditions in the financial markets; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Exhibit 99.1

Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in 2,800 retail stores and leased departments throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Schuh, Schuh Kids, Lids, Locker Room by Lids, Lids Clubhouse, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.schuh.co.uk, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.lidsteamsports.com, www.lidsclubhouse.com, www.trask.com, www.suregripfootwear.com and www.dockersshoes.com. The Company's Lids Sports Group division operates the Lids headwear stores, the Locker Room by Lids and other team sports fan shops and single team clubhouse stores, and the Lids Team Sports team dealer business. In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, SureGrip, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended		Six Months Ended
	August 1,	August 2,	August 1,	August 2,
In Thousands	2015	2014	2015	2014
Net sales	$655,525	$615,474	$1,316,122	$1,244,299
Cost of sales	335,434	313,729	669,698	626,610
Selling and administrative expenses*	306,422	290,239	613,855	583,576
Asset impairments and other, net	1,173	1,422	3,819	311
Earnings from operations	12,496	10,084	28,750	33,802
Interest expense, net	928	782	1,573	1,483
Earnings from continuing operations
before income taxes	11,568	9,302	27,177	32,319

Income tax expense	3,975	4,534	9,639	13,453
Earnings from continuing operations	7,593	4,768	17,538	18,866

Provision for discontinued operations	(73)	(74)	(140)	(199)
Net Earnings	$7,520	$4,694	$17,398	$18,667

*Includes $0.6 million and $1.5 million, respectively, in deferred payments related to the Schuh acquisition for the second quarter and first six months ended August 1, 2015, respectively, and $2.2 million and $5.3 million for the second quarter and first six months ended August 2, 2014, respectively.

Earnings Per Share Information
	Three Months Ended		Six Months Ended
	August 1,	August 2,	August 1,	August 2,
In Thousands (except per share amounts)	2015	2014	2015	2014

Average common shares - Basic EPS	23,538	23,496	23,544	23,432

Basic earnings per share:
From continuing operations	$0.32	$0.20	$0.74	$0.81
Net earnings	$0.32	$0.20	$0.74	$0.80

Average common and common
equivalent shares - Diluted EPS	23,616	23,622	23,695	23,657

Diluted earnings per share:
From continuing operations	$0.32	$0.20	$0.74	$0.80
Net earnings	$0.32	$0.20	$0.73	$0.79

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended		Six Months Ended
	August 1,	August 2,	August 1,	August 2,
In Thousands	2015	2014	2015	2014
Sales:
Journeys Group	$247,177	$236,838	$525,809	$498,961
Schuh Group	103,204	99,770	181,766	181,046
Lids Sports Group	222,218	199,317	428,547	388,583
Johnston & Murphy Group	60,822	54,995	127,184	118,392
Licensed Brands	21,942	24,292	52,519	56,754
Corporate and Other	162	262	297	563
Net Sales	$655,525	$615,474	$1,316,122	$1,244,299
Operating Income (Loss):
Journeys Group	$9,228	$6,820	$33,650	$26,497
Schuh Group (1)	4,892	(197)	2,231	(5,338)
Lids Sports Group	5,593	8,474	2,196	16,611
Johnston & Murphy Group	846	(424)	4,823	4,072
Licensed Brands	1,158	1,873	4,181	5,394
Corporate and Other (2)	(9,221)	(6,462)	(18,331)	(13,434)
Earnings from operations	12,496	10,084	28,750	33,802
Interest, net	928	782	1,573	1,483
Earnings from continuing operations
before income taxes	11,568	9,302	27,177	32,319
Income tax expense	3,975	4,534	9,639	13,453
Earnings from continuing operations	7,593	4,768	17,538	18,866

Provision for discontinued operations	(73)	(74)	(140)	(199)
Net Earnings	$7,520	$4,694	$17,398	$18,667

(1)Includes $0.6 million and $1.5 million, respectively, in deferred payments related to the Schuh acquisition for the second quarter and first six months ended August 1, 2015, respectively, and $2.2 million and $5.3 million for the second quarter and first six months ended August 2, 2014, respectively.

(2)Includes a $1.2 million charge in the second quarter of Fiscal 2016 which includes $1.0 million for asset impairments and $0.2 million for network intrusion expenses. Includes a $3.8 million charge for the first six months of Fiscal 2016 which includes $2.0 million for network intrusion expenses, $1.7 million for asset impairments and $0.1 million for other legal matters. Includes a $1.4 million charge in the second quarter of Fiscal 2015 which includes a $0.6 million charge for network intrusion expenses, $0.4 million for asset impairments and $0.6 million for other legal matters, partially offset by a $0.2 million gain for a lease termination. Includes a $0.3 million charge for the first six months of Fiscal 2015 which includes a $3.3 million gain on a lease termination, offset by $1.8 million for network intrusion expenses, $1.2 million for asset impairments and $0.6 million for other legal matters.

Exhibit 99.1

GENESCO INC.

Consolidated Balance Sheet
	August 1,	August 2,
In Thousands	2015	2014
Assets
Cash and cash equivalents	$48,997	$59,303
Accounts receivable	58,385	54,142
Inventories	734,803	669,388
Other current assets	99,836	96,414
Total current assets	942,021	879,247
Property and equipment	310,415	296,407
Goodwill and other intangibles	393,155	379,925
Other non-current assets	38,710	25,258
Total Assets	$1,684,301	$1,580,837
Liabilities and Equity
Accounts payable	$271,021	$237,777
Current portion long-term debt	18,764	29,284
Other current liabilities	135,986	172,991
Total current liabilities	425,771	440,052
Long-term debt	94,694	47,083
Pension liability	21,686	8,793
Deferred rent and other long-term liabilities	146,135	139,618
Equity	996,015	945,291
Total Liabilities and Equity	$1,684,301	$1,580,837

Exhibit 99.1

GENESCO INC.

Retail Units Operated - Six Months Ended August 1, 2015
	Balance	Acqui-			Balance			Balance
	2/1/2014	sitions	Open	Close	1/31/2015	Open	Close	8/1/2015
Journeys Group	1,168	—	34	20	1,182	9	20	1,171
Journeys	827	—	16	9	834	4	4	834
Underground by Journeys	117	—	—	7	110	—	8	102
Journeys Kidz	174	—	18	3	189	5	5	189
Shi by Journeys	50	—	—	1	49	—	3	46
Schuh Group	99	—	13	4	108	5	—	113
Schuh UK	90	—	12	4	98	4	—	102
Schuh Germany	—	—	—	—	—	1	—	1
Schuh ROI	9	—	1	—	10	—	—	10
Lids Sports Group*	1,133	56	218	43	1,364	9	29	1,344
Johnston & Murphy Group	168	—	8	6	170	4	2	172
Shops	106	—	3	4	105	1	2	104
Factory Outlets	62	—	5	2	65	3	—	68
Total Retail Units	2,568	56	273	73	2,824	27	51	2,800

Retail Units Operated - Three Months Ended August 1, 2015

	Balance	Acqui-			Balance
	5/2/2015	sitions	Open	Close	8/1/2015
Journeys Group	1,171	—	5	5	1,171
Journeys	833	—	2	1	834
Underground by Journeys	104	—	—	2	102
Journeys Kidz	187	—	3	1	189
Shi by Journeys	47	—	—	1	46
Schuh Group	111	—	2	—	113
Schuh UK	100	—	2	—	102
Schuh Germany	1	—	—	—	1
Schuh ROI	10	—	—	—	10
Lids Sports Group*	1,351	—	3	10	1,344
Johnston & Murphy Group	172	—	2	2	172
Shops	105	—	1	2	104
Factory Outlets	67	—	1	—	68
Total Retail Units	2,805	—	12	17	2,800

*Includes 184 Locker Room by Lids in Macy's stores as of August 1, 2015.

Exhibit 99.1

Comparable Sales (including same store and comparable direct sales)
	Three Months Ended		Six Months Ended
	August 1,	August 2,	August 1,	August 2,
	2015	2014	2015	2014
Journeys Group	4%	5%	5%	3%
Schuh Group	8%	1%	6%	—%
Lids Sports Group	8%	(2)%	6%	(1)%
Johnston & Murphy Group	10%	2%	6%	1%
Total Comparable Sales	7%	2%	6%	1%

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Three Months Ended August 1, 2015 and August 2, 2014

	Three	Impact on	Three	Impact on
	Months	Diluted	Months	Diluted
In Thousands (except per share amounts)	July 2015	EPS	July 2014	EPS
Earnings from continuing operations, as reported	$7,593	$0.32	$4,768	$0.2

Adjustments: (1)
Impairment charges	594	0.03	260	0.01
Deferred payment - Schuh acquisition	553	0.02	2,227	0.09
Gain on lease termination	—	—	(113)	—
Other legal matters	10	—	386	0.02
Network intrusion expenses	147	0.01	360	0.02
Higher (lower) effective tax rate	(417)	(0.02)	129	—

Adjusted earnings from continuing operations (2)	$8,480	$0.36	$8,017	$0.34

(1) All adjustments are net of tax where applicable. The tax rate for the second quarter of Fiscal 2016 is 36.0% excluding a FIN 48 discrete item of less than $0.1 million. The tax rate for the second quarter of Fiscal 2015 is 37.9% excluding a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 23.6 million share count for Fiscal 2016 and 2015, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Operating Income
Three Months Ended August 1, 2015 and August 2, 2014

	Three Months Ended August 1, 2015
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$9,228	$—	$9,228
Schuh Group*	4,892	553	5,445
Lids Sports Group	5,593	—	5,593
Johnston & Murphy Group	846	—	846
Licensed Brands	1,158	—	1,158
Corporate and Other	(9,221)	1,173	(8,048)

Total Operating Income	$12,496	$1,726	$14,222

*Schuh Group adjustments include $0.6 million in deferred purchase price payments.

	Three Months Ended August 2, 2014
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$6,820	$—	$6,820
Schuh Group*	(197)	2,227	2,030
Lids Sports Group	8,474	—	8,474
Johnston & Murphy Group	(424)	—	(424)
Licensed Brands	1,873	—	1,873
Corporate and Other	(6,462)	1,422	(5,040)

Total Operating Income	$10,084	$3,649	$13,733

*Schuh Group adjustments include $2.2 million in deferred purchase price payments.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Six Months Ended August 1, 2015 and August 2, 2014

	Six	Impact on	Six	Impact on
	Months	Diluted	Months	Diluted
In Thousands (except per share amounts)	July 2015	EPS	July 2014	EPS
Earnings from continuing operations, as reported	$17,538	$0.74	$18,866	$0.8

Adjustments: (1)
Impairment charges	1,081	0.05	779	0.03
Deferred payment - Schuh acquisition	1,490	0.06	5,329	0.22
Gain on lease termination	—	—	(2,104)	(0.09)
Change in accounting for bonus awards	—	—	3,575	0.15
Other legal matters	75	—	399	0.02
Network intrusion expenses	1,277	0.05	1,121	0.05
Higher (lower) effective tax rate	(812)	(0.03)	(654)	(0.03)

Adjusted earnings from continuing operations (2)	$20,649	$0.87	$27,311	$1.15

(1) All adjustments are net of tax where applicable. The tax rate for the first six months of Fiscal 2016 is 36.3% excluding a FIN 48 discrete item of less than $0.1 million. The tax rate for the first six months of Fiscal 2015 is 37.3% excluding a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 23.7 million share count for Fiscal 2016 and 2015, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Operating Income
Six Months Ended August 1, 2015 and August 2, 2014

	Six Months Ended August 1, 2015
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$33,650	$—	$33,650
Schuh Group*	2,231	1,490	3,721
Lids Sports Group	2,196	—	2,196
Johnston & Murphy Group	4,823	—	4,823
Licensed Brands	4,181	—	4,181
Corporate and Other	(18,331)	3,819	(14,512)

Total Operating Income	$28,750	$5,309	$34,059

*Schuh Group adjustments include $1.5 million in deferred purchase price payments.

	Six Months Ended August 2, 2014
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$26,497	$4,919	$31,416
Schuh Group*	(5,338)	5,329	(9)
Lids Sports Group	16,611	—	16,611
Johnston & Murphy Group	4,072	25	4,097
Licensed Brands	5,394	—	5,394
Corporate and Other	(13,434)	1,046	(12,388)

Total Operating Income	$33,802	$11,319	$45,121

*Schuh Group adjustments include $5.3 million in deferred purchase price payments.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 30, 2016

In Thousands (except per share amounts)	High Guidance		Low Guidance
	Fiscal 2016		Fiscal 2016
Forecasted earnings from continuing operations	$106,464	$4.52	$103,789	$4.41

Adjustments: (1)
Asset impairment and other charges	5,116	0.22	5,432	0.23
Deferred payment - Schuh acquisition	1,490	0.06	1,490	0.06

Adjusted forecasted earnings from continuing operations (2)	$113,070	$4.80	$110,711	$4.70

(1) All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2016 is approximately 36.7% excluding a FIN 48 discrete item of $0.1 million.

(2) EPS reflects 23.5 million share count for Fiscal 2016 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.